SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                      SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WESLEY JESSEN VISION

                    MJG ASSOCIATES, INC.
                                10/02/00            4,000-           38.5000
                    GABELLI PERFORMANCE PARTNERS
                                10/02/00           13,000-           38.5000
                    GABELLI INTERNATIONAL LTD
                                10/02/00           33,000-           38.5000
                    GAMCO INVESTORS, INC.
                                10/02/00          180,000-           38.5000
                                10/02/00          320,000-           38.5000
                    GABELLI ASSOCIATES LTD
                                10/02/00          222,500-           38.5000
                    GABELLI ASSOCIATES FUND
                                10/02/00          182,500-           38.5000
          GABELLI FUNDS, LLC.
                         GABELLI MATHERS FUND
                                10/02/00           79,800-           38.5000
                         GABELLI EQUITY TRUST
                                10/02/00           70,000-           38.5000
                         GABELLI ASSET FUND
                                10/02/00           70,000-           38.5000
                         GABELLI CAPITAL ASSET FUND
                                10/02/00           30,000-           38.5000


          (1) THE TRANSCATIONS ON 10/2 WERE IN CONNECTION WITH THE CASH TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D.


          (2) PRICE EXCLUDES COMMISSION.